Exhibit 99.1

SENSEONICS HOLDINGS, INC. ANNOUNCES RETIREMENT OF CHIEF FINANCIAL OFFICER

GERMANTOWN, MD, December 3, 2018 —Senseonics Holdings, Inc. (NYSE-American: SENS), a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today announced the retirement of Chief Financial Officer, R. Don Elsey.  Mr. Elsey has agreed to remain in his current role and to step down when a replacement is appointed.  He will then continue with the company in an advisory role to ensure an orderly transition and completion of the company’s annual SEC filings for the 2018 fiscal year.

“Don has been an important part of the growth of Senseonics as our CFO, and we thank him for his service and high level of professionalism throughout his tenure at Senseonics,” said Tim Goodnow, President and Chief Executive Officer. “Over the past several years, we have successfully completed an IPO and subsequent capital raises, enabling us to execute product launches in Europe, continue our pipeline development initiatives and position the company for a successful commercial launch that is underway in the U.S.  Don has contributed much to all of these efforts, and we wish him well in his next pursuits.”

“It has been a pleasure working with the dedicated and talented team at Senseonics,” stated Don Elsey, Chief Financial Officer.  “I am proud of what we have accomplished and am confident the company is on a solid path toward delivering life changing technology to people with diabetes.”

ABOUT SENSEONICS

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of transformative glucose monitoring products designed to help people with diabetes confidently live their lives with ease. From its inception, Senseonics has been advancing the integration of novel, fluorescence sensor technology with smart wearable devices. The Eversense® CGM System received PMA approval from the FDA for up to 90 days of continuous use and is available in the United States. The Eversense® CGM XL System received CE mark for up to 180 days of continuous use and is available in Europe. For more information on Senseonics, please visit www.senseonics.com.

FORWARD LOOKING STATEMENTS

Any statements in this press release about future expectations, plans and prospects for Senseonics, including statements about the expanded commercialization of Eversense in Europe, the launch in the U.S., and delivering life changing technology to people with diabetes, and other statements containing the words “expect,” “intend,” “may,” “projects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties in the development and regulatory approval processes, uncertainties inherent in the commercial launch and commercial expansion of the product, and such other factors as are set forth in the risk factors detailed in Senseonics’ Annual Report on Form 10-K for the year ended December 31, 2017, Senseonics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and Senseonics’ other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent Senseonics’ views as of the date hereof. Senseonics anticipates that subsequent events and developments will cause Senseonics’ views to change. However, while Senseonics may elect to update these forward-looking statements at some point in the future, Senseonics specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing Senseonics’ views as of any date subsequent to the date hereof.

INVESTOR CONTACT

Lynn Lewis or Philip Taylor

Investor Relations

415-937-5406

investors@senseonics.com